Exhibit 99.1

For release: November 4, 2021

Contact: Brian F. Kidd, SVP/Controller

Phone: (615) 890-2020

NHC Reports Third Quarter 2021 Earnings

MURFREESBORO, Tenn. -- National HealthCare Corporation (NYSE American: NHC), the nation's oldest publicly traded senior health care company, announced today net operating revenues and CARES Act income for the quarter ended September 30, 2021 totaled $276,737,000 compared to $250,626,000 for the quarter ended September 30, 2020, an increase of 10.4%. The net operating revenues increase for the third quarter of 2021 was primarily driven by the June 2021 controlling equity interest acquisition of Caris Healthcare, a hospice provider with 28 agencies. The census in our skilled nursing facilities increased 90 basis points during the third quarter of 2021, when compared sequentially to the second quarter of 2021.

For the quarter ended September 30, 2021, the reported GAAP net loss attributable to NHC was $3,348,000 compared to net income attributable to NHC of $12,849,000 for the same period in 2020. The decrease in our reported GAAP earnings for the third quarter of 2021 is due to the unrealized losses in our marketable equity securities portfolio. Excluding the unrealized losses in our marketable equity securities portfolio and other non-GAAP adjustments, adjusted net income for the quarter ended September 30, 2021 was $14,884,000 compared to $13,475,000 for the same period in 2020, an increase of 10.5% (*). The GAAP diluted loss per share was $0.22 for the quarter ended September 30, 2021 compared to earnings per share of $0.84 for the same period in 2020. Adjusted diluted earnings per share were $0.96 and $0.88 for the quarters ended September 30, 2021 and 2020, respectively (*).

(*) -          See the tables below that provide a reconciliation of GAAP to non-GAAP items.

About NHC

NHC affiliates operate for themselves and third parties 75 skilled nursing facilities with 9,473 beds. NHC affiliates also operate 24 assisted living communities, five independent living communities, one behavioral health hospital, 34 homecare agencies, and 28 hospice agencies. NHC’s other services include Alzheimer’s and memory care units, pharmacy services, a rehabilitation services company, and providing management and accounting services to third party post-acute operators. Other information about the company can be found on our web site at www.nhccare.com.

Non-GAAP Financial Presentation

The Company is providing certain non-GAAP financial measures as the Company believes that these figures are helpful in allowing investors to more accurately assess the ongoing nature of the Company’s operations and measure the Company’s performance more consistently across periods. Therefore, the Company believes this information is meaningful in addition to the information contained in the GAAP presentation of financial information. The presentation of this additional non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements. NHC cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. The risks and uncertainties are detailed from time to time in reports filed by NHC with the S.E.C., including Forms 8-K, 10-Q and 10-K, and include, among others, the following: liabilities and other claims asserted against us and patient care liabilities, as well as the resolution of current litigation; availability of insurance and assets for indemnification; national and local economic conditions; including their effect on the availability and cost of labor, utilities and materials; the effect of government regulations and changes in regulations governing the healthcare industry, including our compliance with such regulations; changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries; and other factors referenced or incorporated by reference in the S.E.C. filings. The risks included here are not exhaustive. All forward-looking statements represent NHC’s best judgment as of the date of this release.

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Consolidated Statements of Operations
(in thousands, except share and per share amounts)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Revenues and grant income:
Net patient revenues	$254,817	$227,383	$708,648	$697,149
Other revenues	11,491	11,111	33,916	34,463
Government stimulus income	10,429	12,132	48,304	36,780
Net operating revenues and grant income	276,737	250,626	790,868	768,392

Costs and expenses:
Salaries, wages and benefits	159,305	151,564	461,239	455,947
Other operating	84,039	70,887	226,235	213,416
Facility rent	10,204	10,320	30,437	30,972
Depreciation and amortization	10,229	10,548	30,521	31,531
Interest	198	285	657	1,150
Total costs and expenses	263,975	243,604	749,089	733,016

Income from operations	12,762	7,022	41,779	35,376

Non-operating income	3,399	6,478	15,245	18,870
Gains on acquisitions of equity method investments	-	-	95,202	1,708
Unrealized losses on marketable equity securities	(23,797)	(241)	(23,227)	(40,580)

Income/(loss) before income taxes	(7,636)	13,259	128,999	15,374
Income tax (provision)/benefit	4,090	(391)	(5,907)	(800)
Net income/(loss)	(3,546)	12,868	123,092	14,574

Net (income)/loss attributable to noncontrolling interest	198	(19)	(290)	(253)

Net income/(loss) attributable to National HealthCare Corporation	$(3,348)	$12,849	$122,802	$14,321

Net income/(loss) per common share
Basic	$(0.22)	$0.84	$8.00	$0.94
Diluted	$(0.22)	$0.84	$7.97	$0.93

Weighted average common shares outstanding
Basic	15,364,043	15,310,754	15,347,043	15,304,235
Diluted	15,434,438	15,371,311	15,414,683	15,368,775

Dividends declared per common share	$0.52	$0.52	$1.56	$1.56

Balance Sheet Data	Sept. 30	Dec. 31
(in thousands)	2021	2020
	(unaudited)

Cash, cash equivalents and marketable securities	$254,945	$323,445
Restricted cash, cash equivalents and marketable securities	176,356	158,162
Current assets	424,829	456,755
Property and equipment, net	522,019	520,318
Total assets	1,415,798	1,362,132
Current liabilities	257,670	281,228
NHC stockholders' equity	895,677	795,177

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Selected Operating Statistics
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
	(unaudited)		(unaudited)
Skilled Nursing Per Diems:
Medicare	$523.98	$521.50	$528.60	$513.29
Managed Care	404.43	413.11	406.32	405.68
Medicaid	231.39	218.21	225.68	209.43
Private Pay and Other	257.13	248.76	254.03	249.34

Average Skilled Nursing Per Diem	$295.40	$288.51	$297.04	$281.68

Skilled Nursing Patient Days:
Medicare	87,534	94,158	271,024	290,597
Managed Care	57,486	53,319	183,593	165,544
Medicaid	315,979	320,734	895,955	998,456
Private Pay and Other	158,011	151,841	439,225	485,025

Total Skilled Nursing Patient Days	619,010	620,052	1,789,797	1,939,622

The tables below provide reconciliations of GAAP to non-GAAP items (in thousands, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30		September 30
	2021	2020	2021	2020
	(unaudited)		(unaudited)

Net income/(loss) attributable to National Healthcare Corporation	$(3,348)	$12,849	$122,802	$14,321
Non-GAAP adjustments
Unrealized losses on marketable equity securities	23,797	241	23,227	40,580
Operating results for newly opened facilities not at full capacity (1)	115	87	480	401
Gains on acquisitions of equity method investments	-	-	(95,202)	(1,707)
Stock-based compensation expense	726	518	1,905	1,807
Income tax (benefit)/provision on non-GAAP adjustments	(6,406)	(220)	(6,369)	(10,681)
Non-GAAP Net income	$14,884	$13,475	$46,843	$44,721

GAAP diluted earnings/(loss) per share	$(0.22)	$0.84	$7.97	$0.93
Non-GAAP adjustments
Unrealized losses on marketable equity securities	1.14	0.01	1.12	1.95
Operating results for newly opened facilities not at full capacity (1)	0.01	0.01	0.02	0.02
Gains on acquisitions of equity method investments	-	-	(6.16)	(0.08)
Stock-based compensation expense	0.03	0.02	0.09	0.09
Non-GAAP diluted earnings per share	$0.96	$0.88	$3.04	$2.91

(1) The newly opened facilities not at full capacity for the 2021 period presented consist of operations opened from 2019 through 2021.  The newly opened facilities for the 2020 period presented consist of operations opened from 2018 through 2020.  For both of the periods presented, one memory care facility was opened during these years.

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